As filed with the Securities and Exchange Commission on September 29, 2009

Registration No. 333-161732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1910453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 Exeter Drive

Winchester, Virginia 22603-8605

(540) 542-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Gupp

Vice President, General Counsel and Secretary

Trex Company, Inc.

160 Exeter Drive

Winchester, Virginia 22603-8605

(540) 542-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian M. Brown, Esq.

Woods Rogers PLC

823 East Main Street, Ste. 1200

Richmond, VA 23219

(804) 343-5023

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting Company)	Smaller reporting Company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$100,000,000

TREX COMPANY, INC.

Common Stock, Preferred Stock, Debt Securities,

Depositary Shares, Warrants and Rights

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, or the “Company” in this prospectus, we are referring to Trex Company, Inc. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

We may offer, from time to time, one or more series or classes of:

•	Common Stock

•	Preferred Stock

•	Debt Securities

•	Depositary Shares

•	Warrants

•	Rights

Investing in our securities involves risks. See the section entitled “Risk Factors,” beginning on page 9 of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2008, which is incorporated herein by reference, for risks relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated September 29, 2009

Prospectus

i

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Our file number with the SEC is 001-02255. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), until such time as all of the securities covered by this prospectus supplement have been sold:

•	Annual Report on Form 10-K, as amended, for the year ended December 31, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, as amended, and June 30, 2009;

•	Current Reports on Form 8-K filed on January 21, 2009; May 11, 2009; July 27, 2009 and July 31, 2009; and August 21, 2009 and

•

The description of our common stock included in our registration statement on Form 8-A which we filed with the SEC on March 24, 1999, including any amendments or reports we file for the purpose of updating this description.

You may request a copy of this filing at no cost, by writing or telephoning us at:

Trex Company, Inc.

160 Exeter Drive

Winchester, Virginia 22603-8605

(540) 542-6300

Attn: William Gupp, Vice President, General Counsel and Secretary

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

SUMMARY

We are the country’s largest manufacturer of wood-alternative decking, railing, fencing and trim products, which are marketed under the brand name Trex®. Our products provide the attractive appearance and the workability of wood without many of wood’s on-going maintenance requirements and functional disadvantages. The majority of our products are made using a proprietary manufacturing process that combines waste wood fibers and reclaimed polyethylene. We also sell a line of decking and trim made from PVC, which is manufactured for us by third parties. Our products are used primarily for residential and commercial decking, railing, fencing and trim. We promote Trex products among consumers, home builders and contractors as a premium alternative to wood products. Between 1999 and 2008, net sales have increased at an average annual rate of 17.5%.

Our business strategy is to convert the demand for wood decking, railing, fencing and trim products into a demand for Trex products. Industry studies indicate that we have the leading market share of the wood/plastic composite segment of the decking and railing market. We emphasize the development and promotion of Trex as the premium outdoor-living brand and focus our sales efforts on the professionally-installed and “do-it-yourself” market segments. Our long-term goal is to perpetuate our position as the leading producer of branded superior wood-alternative outdoor living products by increasing our market share and expanding into new product categories and geographic markets.

We distribute our products primarily through wholesale distributors, who in turn, sell our products to retail building material specialty dealers across the United States and Canada. Although these dealers sell to both homeowners and contractors, they primarily direct their sales to professional contractors, remodelers and homebuilders. We also sell our products through Home Depot and Lowe’s stores. Although they serve the contractor market, their primary focus is the “do-it-yourself” homeowner.

We have manufacturing facilities in Winchester, Virginia, Fernley, Nevada and Olive Branch, Mississippi. In September 2007, we suspended operations at our Olive Branch facility for an indeterminate period of time and consolidated all of our manufacturing operations into our Winchester and Fernley sites.

Trex Company, Inc. was incorporated in Delaware in September 1998 for the purpose of acquiring 100% of the membership interests and operating the business of our predecessor, TREX Company, LLC. In April 1999, in connection with the initial public offering of our common stock, we completed a reorganization in which TREX Company, LLC became our wholly-owned subsidiary. Effective on December 31, 2002, TREX Company, LLC merged into Trex Company, Inc. We maintain our principal executive offices at 160 Exeter Drive, Winchester, Virginia 22603-8605, and our telephone number at that address is (540) 542-6300.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties affecting us and our securities incorporated in this prospectus by reference to our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2008, the other information contained or incorporated by reference in this prospectus, and the information contained in any applicable prospectus supplement. As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and our actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences include the risks identified in the section entitled “Risk Factors” in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2008 and in other reports we file with the SEC or in other documents that we publicly disseminate from time to time. We undertake no obligation to update or revise publicly these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the indebtedness to be repaid.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

2004	2005(1)	Year Ended December 31, 2006	2007(2)	2008	Six Months Ended June 30, 2009
8.18	—	1.17	—	1.37	1.51

(1)	There were insufficient earnings available to cover fixed charges for 2005. As a result, the ratio of earnings to fixed charges was less than 1.0 for this period. The deficiency of earnings to fixed charges for 2005 was $2.0 million.
(2)	There were insufficient earnings available to cover fixed charges for 2007. As a result, the ratio of earnings to fixed charges was less than 1.0 for this period. The deficiency of earnings to fixed charges for 2007 was $92.5 million.

We compute our ratio of earnings to fixed charges by dividing pre-tax income (loss) from continuing operations, before adjustment for income or loss from equity investees, plus fixed charges and less capitalized interest, by fixed charges. Fixed charges consist of interest expense, including interest expense from amortized premiums, discounts and capitalized expenses related to indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases, which we estimate to be one-third of such payments.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

We may issue senior debt securities, subordinated debt securities or junior subordinated debt securities. The specific terms of a series of debt securities will be described in the applicable prospectus supplement relating to that series of debt securities. The following description of the debt securities and any description of debt securities in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the applicable indenture, a copy of which we will file with the SEC in connection with the issuance of any series of debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the classification as senior debt securities, subordinated debt securities or junior subordinated debt securities and the specific designation;

•	the aggregate principal amount, purchase price and denomination;

•	the priority of payments on the securities;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange;

•	price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	the depository for global certificated securities, if any;

•	with respect to junior subordinated debt securities, information regarding the trustee; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants

The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:

•	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and

•	the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default

The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.

The prospectus supplement will contain:

•

the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.

The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.

The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.

We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers, and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise this right without the consent of each holder that would be affected by such change.

We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.

Common Stock

General

We are authorized to issue 40,000,000 shares of Common Stock, par value $0.01 per share, of which approximately 15,378,479 shares were issued and outstanding as of August 31, 2009.

Holders of Common Stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•	to receive, on a pro rata basis, dividends and distributions, if any, that the Board of Directors may declare out of legally available funds; and

•

upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of Preferred Stock.

The holders of our Common Stock are entitled to receive dividends as they may be lawfully declared from time to time by the Board of Directors, subject to any preferential rights of holders of any outstanding shares of Preferred Stock. Any dividends declared on the Common Stock will not be cumulative.

The holders of our Common Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Common Stock is not subject to future calls or assessments by us.

Anti-Takeover Effect of Our Charter and Bylaw Provisions and Delaware Corporate Law

Our certificate of incorporation and bylaws and the Delaware corporate law contain provisions that could make it more difficult to complete an acquisition of us by means of a tender offer, a proxy contest or otherwise.

Classified Board of Directors. Our certificate of incorporation provides that the Board of Directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of the Board of Directors will make it more difficult for an acquiror or for other stockholders to change the composition of the Board of Directors. In addition, our certificate of incorporation provides that, subject to any rights of holders of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum.

Limitation on Number of Authorized Directors. Our certificate of incorporation provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, there will be no fewer than four and no more than 20 directors, with the then-authorized number of directors to be fixed from time to time by the Board of Directors.

Right to Call Special Stockholder Meetings. Under our bylaws, a special meeting of stockholders may be called only by our Chairman of the Board or by our Board of Directors pursuant to a resolution adopted by a majority of our authorized number of directors. Accordingly, our stockholders have no right to call a special meeting.

No Stockholder Action by Written Consent. Our certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent have been expressly approved in advance by the Board of Directors. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Stockholder Advance Notice Procedure. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors at an annual or special meeting, or to bring other business before an annual meeting of our stockholders. The bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual or special meeting or bring other business before an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. The notice generally must be delivered (1), in the case of a proposal to be submitted at an annual meeting, no earlier than 120 days and no later than 90 days before the first anniversary of the preceding year’s annual meeting, and (2) in the case of a director nomination to be submitted at a special meeting, no earlier than 120 days before the special meeting date and no later than the later of the 90th day before the special meeting date or the 10th day after the date on which we first publicly announce the special meeting date and the director nominees proposed by the Board of Directors to be elected at such meeting. The notice must include the information specified in our bylaws.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	before that time, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

at or after that time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.

The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve even if a change in control would be beneficial to the interests of our stockholders.

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of our members of the Board of Directors for breaches by them of their fiduciary duties. Our bylaws also require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for any of the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; and

•	any transaction from which the director derived an improper personal benefit.

Such a limitation of liability may not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. Delaware law permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of such individual’s actions in such capacity, regardless of whether indemnification would be permitted under Delaware law. We currently maintain liability insurance for our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Mellon Investor Services LLC.

New York Stock Exchange Listing

Our Common Stock is listed on the New York Stock Exchange under the symbol “TWP.”

Preferred Stock

General

We are authorized to issue 3,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date of this prospectus, we have not issued any shares of Preferred Stock. Subject to limitations prescribed by Delaware law and the Company’s certificate of incorporation and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of Preferred Stock offered thereby will describe the specific terms of such securities, including:

(1)	the distinctive serial designation of such series of Preferred Stock which shall distinguish it from other series of Preferred Stock;

(2)	the number of shares of such Preferred Stock offered in such series;

(3)	the dividend rate (or method of determining such rate) payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(4)	whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(5)	the amount or amounts, if any, which shall be payable out of the assets of the corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payments of the shares of such series;

(6)	the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder of holders thereof or upon the happening of a specified event or events;

(7)	the obligations, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8)	whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the Company or other securities or property of the Company or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of exchange or conversion and any adjustments applicable thereto;

(9)	whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to other provisions of the Company’s certificate of incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be composed solely of such series or of such series and one or more other series or classes of capital stock of the Company) and that all shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series of separate class are voted on such matter; and

(10)	any other related rights, preferences and limitations of the shares of the series not inconsistent with the foregoing or with applicable law.

The statements above describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company’s certificate of incorporation (including the applicable certificate of designations) and bylaws and the General Corporation Law of the State of Delaware.

Transfer Agent

The registrar and transfer agent for a particular series of Preferred Stock will be set forth in the applicable prospectus supplement.

Depositary Shares

General

The Company may issue receipts for depositary shares, each of which depositary receipts will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable prospectus supplement. Shares of Preferred Stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among the Company, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Stock represented by such depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the preferred stock depositary, the Company will cause the preferred stock depositary to issue, on behalf of the Company, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

The Preferred Stock depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock depositary.

In the event of a distribution other than in cash, the Preferred Stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock depositary, unless the Preferred Stock depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the Preferred Stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of the Preferred Stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock depositary, the Preferred Stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by the Company.

From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the Preferred Stock depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such Preferred Stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder’s depositary shares The Preferred Stock depositary will vote the amount of Preferred Stock represented by such depositary shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock depositary in order to enable the Preferred Stock depositary to do so. The Preferred Stock depositary will abstain from voting the amount of Preferred Stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The Preferred Stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Stock depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into Common Stock or any other securities or property of the Company.

Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the Preferred Stock depositary with written instructions to the Preferred Stock depositary to instruct the Company to cause conversion of the Preferred Stock represented by the depositary shares evidenced by such depositary receipts into whole shares of Common Stock, other shares of Preferred Stock of the Company or other shares of capital stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day before the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Stock and all moneys and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

The Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Preferred Stock depositary if the holders of a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the Preferred Stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the Preferred Stock depositary with respect to such depositary receipts. In addition, the Deposit Agreement will automatically terminate if (1) all outstanding depositary shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such Preferred Stock or (3) each share of the related Preferred Stock shall have been converted into securities of the Company not so represented by depositary shares.

Charges of Preferred Stock Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Stock depositary in connection with the performance of its duties under the Deposit Agreement. Holders of depositary receipts, however, will pay the fees and expenses of the Preferred Stock depositary for any duties requested by such holders to be performed that are outside of those duties expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

The Preferred Stock depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock depositary. A successor Preferred Stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

Miscellaneous

The Preferred Stock depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the Preferred Stock depositary with respect to the related Preferred Stock.

Neither the Preferred Stock depositary nor the Company will be liable if, by law or any circumstances beyond its control, it is prevented from or delayed in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the depositary shares), gross negligence or willful misconduct, and the Company and the Preferred Stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

If the Preferred Stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the Preferred Stock depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Warrants

The Company may offer by means of this prospectus warrants for the purchase of its debt securities, Preferred Stock, depositary shares or Common Stock. The Company may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent specified therein. The warrant agent will act solely as an agent of the Company in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Rights

The Company may issue rights to its stockholders for the purchase of shares of Common Stock. Each series of rights will be issued under a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number shares of Common Stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, which means that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company anticipates that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by the Company if the securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable Indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of the Company, its officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depositary for a series of securities at any time is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, the Company, at any time and in its sole discretion, but subject to any limitations described in the applicable prospectus supplement relating to such securities, may determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

The Company may sell securities offered by means of this prospectus to one or more underwriters for public offering and sale by them or may sell such securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the prospectus supplement relating to the securities.

Underwriters may offer and sell securities offered by means of this prospectus at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company’s agents to offer and sell securities by means of this prospectus upon the terms and conditions as are set forth in the prospectus supplement relating to such securities. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent

Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriting discounts and commissions on securities sold in the initial distribution of any offering of securities offered by means of this prospectus will not exceed 8% of the proceeds of such offering. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in a prospectus supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities of the series to which such prospectus supplement relates providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular offered securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions, except that (1) the purchase by an institution of the particular securities offered shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if the particular securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such securities or number of warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

The Company may agree to sell securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering.

EXPERTS

The consolidated financial statements of Trex Company appearing in Trex Company’s Annual Report (Form 10-K/A) for the year ended December 31, 2008 including the schedule appearing therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus will be passed upon for us by Woods Rogers PLC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are

SEC Registration Fee	$5,580
Accounting Fees and Expenses	100,000
Legal Fees and Expenses	45,000
Printing Expenses	50,000
Trustee’s Fees and Expenses	50,000
Miscellaneous

Total	$250,580

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(1) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation. The Registrant’s restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing contained in such provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

Bylaws. The Registrant’s amended and restated bylaws provide for the indemnification of the officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws provide that each person who is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or administrative or investigative proceeding by reason of the fact that such person is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law against all liability and loss suffered and all expenses reasonably incurred, including reasonable attorneys’ fees, by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and had no reason to believe that such person’s conduct was illegal. Notwithstanding the foregoing, in the case of an action or suit by or in the right of the Registrant, no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Insurance. The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Item 16.	Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on September 29, 2009.

Trex Company, Inc.

Date: September 29, 2009	By:	/s/ RONALD W. KAPLAN
Ronald W. Kaplan
President and Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ronald W. Kaplan, James E. Cline and William R. Gupp, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Act and any rules or regulations promulgated thereunder, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of September 29, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ RONALD W. KAPLAN	President and Chief Executive Officer (Principal Executive Officer); Director
Ronald W. Kaplan

/s/ JAMES E. CLINE	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James E. Cline

/s/ ANDREW U. FERRARI	Chairman
Andrew U. Ferrari

/s/ WILLIAM F. ANDREWS	Director
William F. Andrews

/s/ PAUL A. BRUNNER	Director
Paul A. Brunner

/s/ JAY M. GRATZ	Director
Jay M. Gratz

/s/ FRANK H. MERLOTTI, JR.	Director
Frank H. Merlotti, Jr.

/s/ RICHARD E. POSEY	Director
Richard E. Posey

/s/ PATRICIA B. ROBINSON	Director
Patricia B. Robinson

EXHIBIT INDEX

Exhibit Number	Description
*1.1	Form of Common Stock Underwriting Agreement.

*1.2	Form of Preferred Stock Underwriting Agreement.

*1.3	Form of Depositary Shares Underwriting Agreement.

*1.4	Form of Debt Securities Underwriting Agreement.

*1.5	Form of Warrants Underwriting Agreement.

*1.6	Form of Rights Underwriting Agreement.

*4.1	Form of Deposit Agreement for Depositary Shares.

4.2	Form of Senior Debt Securities Indenture. Filed Herewith.

4.3	Form of Subordinated Debt Securities Indenture. Filed Herewith.

*4.4	Form of Equity Warrant Agreement.

*4.5	Form of Debt Warrant Agreement.

*4.6	Form of Rights Agreement.

5.1	Opinion of Woods Rogers PLC regarding the legality of the securities being registered. Filed Herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges. Previously filed.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm. Filed Herewith.

23.2	Consent of Woods Rogers PLC (included in Exhibit 5.1). Filed Herewith.

24.1	Power of Attorney. (Included in Signature Page)

**25.1	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
**	To be filed by amendment in connection with the offering of specific securities.